UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 5, 2012

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 610-293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Safeguard Scientifics, Inc. (the “Company”) previously disclosed that the Company had promoted Stephen T. Zarrilli to the position of President and Chief Executive Officer, effective as of November 1, 2012, and Jeffrey B. McGroarty to the position of Senior Vice President – Finance, effective as of November 26, 2012. The Company also promoted Brian J. Sisko from the position of Senior Vice President and General Counsel to the position of Executive Vice President and Managing Director – Strategy, Development and Operations.

On December 5, 2012, the Compensation Committee of the Company’s Board of Directors approved the following compensation arrangements in recognition of these promotions, which arrangements are effective retroactive to November 1, 2012:

Stephen T. Zarrilli	Base Salary – $550,000 Management Incentive Plan Target Variable Incentive – $550,000 (100% of base salary)

Brian J. Sisko	Management Incentive Plan Target Variable Incentive – $337,500 (90% of base salary)

Jeffrey B. McGroarty	Base Salary – $250,000
Management Incentive Plan Target Variable Incentive – $187,500 (75% of base salary)

The changes to the Management Incentive Plan target variable incentives for 2012 apply only to the period from November 1, 2012 through December 31, 2012. As a result, any payments awarded under the 2012 Management Incentive Plan will be pro-rated, so that ten months will be based on Messrs. Zarrilli’s, Sisko’s and McGroarty’s prior target variable incentives of $400,000 (100% of base salary), $281,250 (75% of base salary) and $139,050 (60% of base salary), respectively, and two months will be based on the above new target variable incentives.

The Compensation Committee also awarded additional equity grants to Messrs. Zarrilli, Sisko and McGroarty as follows:

	Stock Options (#)		Restricted Stock (#)	Performance Stock Units (#)
	Time-based Vesting	Performance- based Vesting	Time-based Vesting	Performance- based Vesting
Stephen T. Zarrilli	19,813	59,437	9,906	29,719
Brian J. Sisko	810	2,430	405	1,215
Jeffrey B. McGroarty	1,800	5,400	900	2,700

The equity grants were allocated with 25% of the total value of the underlying shares being subject to time-based vesting and 75% of the total value of the underlying shares being subject to performance-based vesting. For those grants that are subject to time-based vesting, 25% of the underlying shares vest on the first anniversary date of the grant date and the remaining 75% of the underlying shares vest in 36 equal monthly installments on the same date of each month thereafter. The grants subject to performance-based vesting are based on the 2012 Capital Return Model previously approved by the Compensation Committee, which links vesting to the net proceeds produced from exit transactions involving the companies into which the Company first deployed capital during the period November 2010 through September 2012. The hurdle amount (the point at which vesting begins to occur) equals 100% of capital deployed into the relevant group of partner companies, plus an amount based on the Company’s annual cost of overhead. The target amount (the point at which all instruments become vested) equals three times capital deployed in the relevant group of partner companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: December 10, 2012	By:	BRIAN J. SISKO
Brian J. Sisko
Executive Vice President and Managing Director – Strategy, Development and Operations